EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 7, 2006, relating to the financial statements of Innovative Solutions and Support, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Innovative Solutions and Support, Inc. for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 21, 2007